Exhibit 23





INDEPENDENT AUDITORS CONSENT


We consent to the incorporation by reference in Post-Effective Amendment No. 1 to Registration Statement No. 33-55732 of Tucson Electric Power Company (the Company) on Form S-3, Registration Statement No. 33-58173 of UniSource Energy Corporation on Form S-4, and in Registration Statements No. 33-56523, No. 33-57233 and No. 33-57231 of the Company on Form S-8 of our report dated January 27, 1997, appearing in this Annual Report on Form 10-K of the Company for the year ended
December 31, 1996.

DELOITTE & TOUCHE LLP
Tucson, Arizona

March 7, 1997